EXHIBIT 11

                       BIOGEN, INC. and SUBSIDIARIES

                     Computation of Earnings Per Share
                                (unaudited)
                 (in thousands, except per share amounts)


                                       Three Months        Nine Months
                                      Ended Sep. 30,       Ended Sep 30,
                                      1995      1994      1995     1994

Primary earnings per share

Weighted average number of
 shares outstanding . . . . . . .    33,950    33,021    33,473    32,660

Shares deemed outstanding from
 the assumed exercise of stock
 options and warrants . . . . . .     2,770        --     2,505        --
                                    -------  --------  --------  --------
Total . . . . . . . . . . . . . .    36,720    33,021    35,978    32,660
                                    =======  ========  ========  ========

Net income (loss) . . . . . . . .  $  1,128  $(26,421) $  4,676  $(14,581)
                                    =======  ========  ========  ========
Primary earnings (loss) per
 share of common stock. . . . . .  $   0.03  $  (0.80) $   0.13  $  (0.45)
                                    =======  ========  ========  ========

Fully diluted earnings per share (a)

Weighted average number of
 shares outstanding . . . . . . .    33,950    33,021    33,473    32,660

Shares deemed outstanding from
 the assumed exercise of stock
 options and warrants . . . . . .     3,360        --     3,360        --
                                    -------  --------  --------  --------
Total . . . . . . . . . . . . . .    37,310    33,021    36,833    32,660
                                    =======  ========  ========  ========

Net income (loss) . . . . . . . .  $  1,128  $(26,421) $  4,676  $(14,581)
                                    =======  ========  ========  ========
Fully diluted earnings (loss)
 per share of common stock. . . .  $   0.03  $  (0.80) $   0.13  $  (0.45)
                                    =======  ========  ========  ========


(a) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.